Exhibit 11.1


                                                                             Fiscal Year Ended
                                                                  ----------------------------------------
                                                                   March 28,     March 29,      March 30,
                                                                     1998           1997           1996
                                                                  ----------     ----------     ----------
            Basic earnings per share:
                  Weighted average shares outstanding                  8,863          8,709          6,673
                                                                  ==========     ==========     ==========

                  Net  income                                     $      629     $      449     $    5,655
                                                                  ==========     ==========     ==========

                  Basic earnings per share                        $     0.07     $     0.05     $     0.85
                                                                  ==========     ==========     ==========

            Diluted earnings per share:
                  Weighted average shares outstanding                  8,863          8,709          6,673

                  Common stock equivalents: stock options (1)            669            866            738
                                                                  ----------     ----------     ----------
                                                                       9,532          9,575          7,411
                                                                  ==========     ==========     ==========

                  Net income                                      $      629     $      449     $    5,655
                                                                  ==========     ==========     ==========

                  Diluted earnings per share                      $     0.07     $     0.05     $     0.76
                                                                  ==========     ==========     ==========


     (1) Stock options based on the treasury stock method using average market price.